Exhibit 10.13


                           CERBCO SEVERANCE AGREEMENT
                                NON-CEC EXECUTIVE

     AGREEMENT dated as of the 11th day of September, 2001 by and between CERBCO, Inc., a Delaware corporation (the "Company" or "CERBCO"), and Robert F. Hartman (the "Executive").

                               W I T N E S S E T H

     WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its stockholders to assure that the Company shall have the continued dedication of the Executive notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below);

     NOW, THEREFORE, it is hereby agreed as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

     As used in this Agreement, the following capitalized terms shall have the meanings set forth below:

     (a) The term "Accrued Obligations" shall mean the sum of the amounts described in clauses (1), (2), and (3) of Paragraph (b)(i)(x) of Article II hereof.

     (b) The term  "Affiliate"  shall mean any  entity  directly  or  indirectly
controlled  by  CERBCO   including,   but  not  limited  to,   Insituform  East,
Incorporated ("East") and CERBERONICS, Inc. ("CERBERONICS").

     (c) The term "Annual Base Salary" shall mean an amount equal to twelve times the highest monthly base salary paid or payable, including any base salary which has been earned but deferred, to the Executive by CERBCO or CERBERONICS in respect of the twelve-month period immediately preceding the month in which the Effective Date occurs, or, if higher, the twelve-month period immediately preceding the month in which the Date of Termination occurs.

     (d) The term "Annual Bonus" shall mean the annual bonus paid or payable, by CERBCO or CERBERONICS, including any bonus or portion thereof which has been earned but deferred (and annualized for any fiscal year consisting of less than twelve full months or during which the Executive was employed for less than twelve full months), for the most recently completed fiscal year prior to the Effective Date, or, if higher, for the most recently completed fiscal year prior to the Date of Termination.

     (e) The term "Business  Combination" shall have the meaning as set forth in
Section 203 of the Delaware General Corporation Law as of the date hereof.

     (f) The term "Cause" shall mean:

          (i) the willful and continued failure of the Executive to perform substantially the Executive's duties with the Company or any of its Affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board or the chief executive officer of the Company which specifically identifies the manner in which the Board or chief executive officer believes that the Executive has not substantially performed the Executive's duties; or

          (ii) the willful engaging by the Executive in illegal conduct or gross misconduct which is materially injurious to the company; or

          (iii)the Executive's conviction of, or plea of guilty or nolo contendere to, a felony in a court of competent jurisdiction in the U.S.

     For purposes hereof, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive intentionally, or recklessly, in bad faith or without a reasonable belief that the Executive's action or omission was in the best interests of the company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the Board, finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (i) or (ii) immediately preceding.

     (g) The term "Change of Control" shall apply to CERBCO but not its Affiliates and shall mean:

          (i) The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of either (x) 50% or more of the combined voting power of all Outstanding Voting Securities, or (y) 50% or more of the voting power of the Outstanding Class B Common Stock; or

          (ii) Consummation of a Business Combination, in each case, unless, following such Business Combination: (x) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the company's assets, either directly or through one or more subsidiaries); or (y) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of 50% or more of the voting power of the Outstanding Class B Common Stock immediately prior to such Business Combination would be entitled to elect a majority of directors of the entity resulting from such Business Combination (including without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets, either directly or through one or more subsidiaries); or

          (iii)Approval by the stockholders of the Company of a dissolution of the Company.

     (h) The term "Change of Control Period" shall mean the period commencing on the Effective Date and ending on the third anniversary of the Effective Date.

     (i) The term "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (j) The term "Date of Termination" shall mean: (i) if the Executive's employment is terminated during the Protected Period by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated during the Protected Period by the Company other than for Cause or Disability or by the Executive without Good Reason, the Date of Termination shall be the date on which the Company or the Executive notifies the other of such termination, and (iii) if the Executive's employment is terminated during the Protected Period by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

     (k) The term "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company and reasonably acceptable to the Executive or the Executive's legal representative. In such event during the Protected Period, the Executive's employment with the Company shall terminate effective on the Disability Effective Date.

     (1) The term "Disability Effective Date" shall mean the 30th day after receipt by the Executive of Notice of Termination in the event of Disability.

     (m) The term "Effective Date" shall mean the first date during the Change of Control Period on which a Change of Control occurs. If a Change of Control occurs and if the Executive's employment with the Company is terminated prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Executive that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with or anticipation of a Change of Control, then for all purposes of this Agreement the "Effective Date" shall mean the date immediately prior to the date of such termination of employment.

     (n) The term "Exchange Act" shall mean the Securities Exchange Act of 1934.

     (o) The term "Excise Tax" shall mean the excise tax imposed by Section 4999 of the Code and any interest or penalties incurred by the Executive with respect to such excise tax.

     (p) The term "Good Reason" shall mean:

          (i) the assignment to the Executive during the Protected Period of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 120-day period immediately preceding the Effective Date, or any other action by the Company during the Protected Period which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; or

          (ii) the Company's requiring the Executive during the Protected Period to be based at any office or location other than the Company's corporate head office or the Company's requiring the Executive during the Protected Period to travel on Company business to a substantially greater extent than required immediately prior to the Effective Date; or

          (iii)any purported termination during the Protected Period by the Company of the Executive's employment otherwise than for Cause.

     For purposes hereof, any good faith determination of "Good Reason" made by the Executive shall be conclusive. Anything in this Agreement to the contrary notwithstanding, a termination by the Executive for any reason during the earlier of the 30-day period immediately following the first anniversary of the Effective Date, or (if the Effective Date has occurred) the 30-day period immediately preceding the expiration of the Protected Period, shall be deemed to be a termination for Good Reason for all purposes of this Agreement.

     (r) The term "Noncompete Period" shall mean a period ending two years after the Executive ceases to be employed by the Company in the event the Executive voluntarily terminates employment during the Protected Period except for Good Reason (in which case the period shall be one year); or, a period ending one year after the Executive ceases to be employed by the Company during the Protected Period in the event the Executive's employment is terminated by the Company, except for Cause (in which case the period shall be two years).

     (s) The term "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (iii) if the Date of Termination is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice).

     (t) The term "Other Benefits" shall mean the other amounts and benefits described under clause (iii) of paragraph (b) of Article II hereof.

     (u)  The  term  "Outstanding   Voting   Securities"  shall  mean  the  then
outstanding voting securities of the Company including both the Company's shares of Common Stock and the Company's shares of Class B Common Stock.

     (v) The term "Payment" shall mean any payment or distribution by the Company to or for the benefit of the Executive pursuant to the terms of this Agreement (but determined without regard to any additional payments required under Paragraph (c) of Article III).

     (w) The term "Protected Period" shall mean the period from and after any Change in Control through and including the expiration of the Change in Control Period.

     (x) The term "Person" shall mean any individual, entity or group (within the meaning of Section 13 (d) (3) or 14 (d) (2) of the Exchange Act).

     (y) The term "Welfare Benefit Plans" shall mean all welfare benefit plans, practices, policies and programs provided by the Company and its Affiliates (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company and its Affiliates, but in no event shall such plans, practices, policies and programs provide the Executive with benefits which are less favorable, in the aggregate, than the most favorable of such plans, practices, policies and programs in effect for the Executive at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, those provided generally at any time after the Effective Date to other peer executives of the Company and its Affiliates.

                                   ARTICLE II

                         OBLIGATIONS OF THE COMPANY UPON
                       TERMINATION DURING PROTECTED PERIOD

     (a) Notice of Termination. Any termination during the Protected Period by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Paragraph (a) of Article IV of this Agreement.

     (b) Good Reason; Other Than for Cause, Death or Disability. If the Company shall, during the Protected Period, terminate the Executive's employment other than for Cause or Disability or the Executive shall, during the Protected Period, terminate employment for Good Reason:

          (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

     (x) The sum of (1) the Executive's actual base salary through the Date of Termination to the extent not theretofore paid, (2) the product of (x) the Annual Bonus as annualized from the most recently closed quarter and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365 and
(3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued leave or vacation pay, in each case to the extent not theretofore paid; and

     (y) An amount equal to the sum of (x) the Annual Base Salary and (y) the Annual Bonus as annualized from the most recently closed period;

          (ii) for one years after the Executive's Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them under the Welfare Benefit Plans if the Executive's employment had not been terminated or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its Affiliates and their families, provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility;

          (iii)to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies.

     (c) Death. If the Executive's employment is terminated during the Protected Period by reason of the Executive's death, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. Other Benefits, as utilized in this Paragraph (c), shall include, without limitation, and the Executive's estate and/or beneficiaries shall be entitled to receive, benefits at least equal to the most favorable benefits provided by the Company and its Affiliates to the estates and beneficiaries of peer executives of the Company and such Affiliates under such plans, programs, practices and policies relating to death benefits, if any, as in effect with respect to other peer executives and their beneficiaries at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive's estate and/or the Executive's beneficiaries, as in effect on the date of the Executive's death with respect to other peer executives of the Company and its Affiliates and their beneficiaries.

     (d) Disability. If the Executive's employment is terminated during the Protected Period by reason of the Executive's Disability, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. Other Benefits, as utilized in this Paragraph (d), shall include, and the Executive shall be entitled after the Disability Effective Date to receive, disability and other benefits at least equal to the most favorable of those generally provided by the Company and its Affiliates to disabled executives and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any, as in effect generally with respect to other peer executives and their families at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter generally with respect to other peer executives of the Company and its Affiliates and their families.

     (e) Cause; Other than for Good Reason. If the Executive's employment shall be terminated during the Protected Period for Cause, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (x) his actual base salary through the Date of Termination, (y) the amount of any compensation previously deferred by the Executive, and (z) Other Benefits, in each case to the extent theretofore unpaid. If the Executive voluntarily terminates employment during the Protected Period, excluding a termination for Good Reason, this Agreement shall terminate without further obligations to the Executive, other than for Accrued Obligations and the timely payment or provision of Other Benefits. In such case, all Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

                                   ARTICLE III

                                CERTAIN COVENANTS

     (a) Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its Affiliates and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its Affiliates, except that any and all severance arrangements extended by the Company to the Executive and otherwise applicable in the circumstances covered by this Agreement shall no longer operate and shall be superseded by the provisions hereof.

     (b) Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement).

         (c)      Covenant Not to Compete During the Protected Period.

          (i) In the event the Executive voluntarily terminates employment except for Good Reason during the Protected Period, the Executive agrees that, for a period (the "Noncompete Period") ending two years after the Executive ceases to be employed by the Company, he will not, except with the express written consent of the Company, either directly or indirectly, engage in the business of rehabilitating, lining, relining, coating, constructing or reconstructing pipelines, sewers, conduits or passageways (the "Services") anwhere in the world, or otherwise engage in Prohibited Competition (as hereinafter defined). If the Executive voluntarily terminates for Good Reason during the Protected Period, the Noncompete Period shall end one year after the Executive ceases to be employed by the Company.

For purposes of this Article III, Paragraph (c)(i), "Prohibited Competition" shall include, but not be limited to, acting as consultant, advisor, independent contractor, officer, manager, employee, principal, agent, director or trustee of any corporation, partnership, association or agent or agency, or directly or indirectly owning more than one percent of the outstanding capital stock of any corporation, or being a member or employee of any partnership or any owner or employee of any other business, any of which is engaged in providing any of the Services. "Prohibited Competition" also shall include (in addition to the foregoing):

                    (x) Accepting  employment  with a customer of East or of its
               Affiliates with the intent or purpose of transferring defined business performed by East or its Affiliates to a department, division or affiliate of the customer;

                    (y) Requesting or advising any of the customers,  suppliers, or other business contacts of East or its Affiliates to withdraw, curtail or cancel their business with East or its Affiliates; or

                    (z) Causing or inducing,  or  attempting to cause or induce, either directly or indirectly, any employees, sales representatives, consultants or other personnel of East or its Affiliates to terminate their relationships or employment or breach their agreements with East or its Affiliates, whether for the purpose of accepting employment with you or any other person, firm, association or corporation with which you are associated, or otherwise.

          (ii) In the event the Executive's employment is terminated by the Company for other than Cause during the Protected Period, the Executive agrees that, for a period (the "Noncompete Period") ending one year after the Executive ceases to be employed, the Executive shall be restricted as set forth in Article III, paragraphs (c)(i) and (c)(ii) above. If the Executive is terminated by the Company for Cause during the Protected Period, the Noncompete Period shall end two years after the Executive ceases to be employed by the Company.

          (iii) If, at the time of enforcement of any provision of Article III, paragraphs (c)(i) and (c)(ii) above, a court holds that the restrictions stated therein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances will be substituted for the stated period, scope or area.

          (iv) In the event of a breach by the  Executive of the  provisions  of
     Article III, paragraphs (c)(i) and (c)(ii) above, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions thereof.

          (v) The provisions of Article III, paragraphs (c)(i) and (c)(ii) above are independent of any other noncompete restrictions applicable to the Executive and shall be cumulative with any other such noncompete restrictions.

     (d) Notice of Voluntary Termination or Forfeiture of Stock Options. In the event the Executive should at any time determine to voluntarily terminate from the employ of the Company, Executive agrees to give the Company not less than ninety days written notice prior to the date of voluntary termination. In the event that the Executive fails to give the Company at least ninety days written notice prior to the date of voluntary termination, Executive agrees to forfeit the benefit of all Employee Stock Options not previously vested and exercised. The above notice provision shall not be applicable under circumstances of voluntary termination by the Executive for Good Reason during the Protected Period.

                                   ARTICLE IV

                                  MISCELLANEOUS

     (a) Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Executive:

                  Robert F. Hartman
                  2814 Durmont Court
                  Annapolis, MD 21401

                  If to the Company:

                  3421 Pennsy Drive
                  Landover, MD 20785-1608
                  Attention: Corporate Secretary

                  With a copy to:

                  Miles & Stockbridge P.C.
                  10 Light Street
                  Baltimore, MD  20785
                  Attention:  Edward J. Adkins, Esq.

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

     (b) Entire Agreement. This Agreement shall contain the entire agreement of the parties with respect to the transactions contemplated hereby.

     (c) Successors.

          (i) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This
     Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

          (ii) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

          (iii) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     (d) Governing Law; Captions; Amendments. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

     (e) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     (f) Withholding. The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

     (g) Term. This Agreement expires three years from the date hereof but shall automatically extend for an additional, one-year, successive period on each anniversary of the date hereof absent notice of termination of automatic extension by either the Company or the Executive at least six months prior to any anniversary. Each such extension, if effected, shall concomitantly extend by one year the then-applicable three-year "Change of Control Period."

     (h) No Waiver. Neither the Executive's nor the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason, shall be deemed to be a waiver of such provision or right or any other provision or right of or under this Agreement.

     (i) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                    Executive:

                                 /s/Robert F. Hartman
                                 -----------------------------------------------
                                 Robert F. Hartman

                     CERBCO, Inc.

                                  By /s/Robert W. Erikson
                                  ----------------------------------------------
                                  Robert W. Erikson, President*

                                  *(executed  pursuant to authorizing
                                  resolution  adopted 9/11/01
                                  by the board of directors)